Exhibit 99.2

JOINT FILER INFORMATION

Name:                                Strand Advisors, Inc.

Address:                             Two Galleria Tower
                                     13455 Noel Road, Ste. 800
                                     Dallas, Texas 75240
Designated Filer:                    Highland Capital Management, L.P.

Issuer & Ticker Symbol:              TOUSA, Inc.  (NYSE: TOA)

Date of Event Requiring Statement:   10/26/2007

Relationship of Reporting
Person(s) to Issuer:                 10% Owner

If Amendment, Date Original Filed
(Month/Day/Year):                    Not Applicable

Individual or Joint/Group Filing:    Form filed by More than One Reporting
                                     Person


Signature:                           STRAND ADVISORS, INC.

                                By:  /s/ James D. Dondero

                              Name:  James D. Dondero

                             Title:  President

                             Dated:  November 5, 2007


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JOINT FILER INFORMATION

Name:                                James D. Dondero

Address:                             Two Galleria Tower
                                     13455 Noel Road, Ste. 800
                                     Dallas, Texas 75240
Designated Filer:                    Highland Capital Management, L.P.

Issuer & Ticker Symbol:              TOUSA, Inc.  (NYSE: TOA)

Date of Event Requiring Statement:   10/26/2007

Relationship of Reporting
Person(s) to Issuer:                 10% Owner

If Amendment, Date Original Filed
(Month/Day/Year):                    Not Applicable

Individual or Joint/Group Filing:    Form filed by More than One Reporting
                                     Person

Signature:

                                     /s/ James D. Dondero

                                     James D. Dondero

                             Dated:  November 5, 2007